Exhibit 1.01

Exhibit 1.01 to GigOptix Form SD for the reporting period from January 1 to December 31, 2014
Conflict Minerals Report

Design of Conflict Minerals Program - Our conflict minerals program is in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser. Summarized below are the design components of our conflict minerals program as they relate to the five-step framework set forth in the OECD Guidance.
I.	Establish strong company management systems
a.	Operate an internal “Conflict Minerals” team led by our Corporate Quality Department to implement our Conflict Minerals Sourcing Policy, which is posted on our website at www.gigoptix.com. Regularly review such implementation efforts with our Chief Executive Officer (“CEO”) and senior management.
b.	Implement a supply chain system of controls and transparency through the use of due diligence tools created by the Conflict-Free Sourcing Initiative (“CFSI”) which includes the Conflict Minerals Reporting Template (“CMRT”), a supply chain survey designed to identify the smelters and refiners that process the necessary conflict minerals contained in our product.
c.	Incorporate requirements related to conflict minerals in our standard template for supplier approval process so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.
d.	Incorporate requirements related to conflict minerals in our standard template for supplier approval process so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.
e.	Maintain records relating to our conflict minerals program in accordance with our record retention guidelines.
f.	Enable employees and suppliers to report any concerns relating to our conflict minerals program.
II.	Identify and assess risks in our supply chain
a.	Identify direct suppliers that supply products to GigOptix that may contain conflict minerals.
b.	Conduct a supply chain survey using the CMRT, requesting direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products they supply to GigOptix.
c.	Contact direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.
d.	Compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) or other independent third party audit program, which designations provide country of origin and due diligence information on the conflict minerals sourced by such facilities.
e.	Document country of origin information for the smelters and refiners identified by the supply chain survey.
III.	Design and implement a strategy to respond to identified risks
a.	Design and adopt a risk management plan that includes due diligence reviews of suppliers, smelters and refiners that may be sourcing or processing conflict minerals from the Covered Countries which may not be from recycled or scrap sources
b.	Implement a risk mitigation response plan to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.
c.	Perform risk mitigation efforts to bring suppliers into conformity with our Conflict Minerals Sourcing Policy and contractual requirements, which efforts may include working with direct suppliers to consider an alternative source for the necessary conflict minerals.

d.	Provide progress reports to our CEO and senior management summarizing our risk mitigation efforts.
e.	When required by the Rule, obtain an independent private sector audit of this Report.
IV.	Support the development and implementation of independent third party audits of smelters’ and refiners’ sourcing
a.	Support development and implementation of due diligence practices and tools such as the CMRT through encouraging use of the tool throughout the supply chain.
b.	Support third party audits of supply chain by using the Smelter and Refiner lists as an integral part of our reporting.
V.	Report on supply chain due diligence
a.	Publicly communicate our Conflict Minerals Sourcing Policy on our company website at www.gigoptix.com
b.	Report annually on our supply chain due diligence activities by publicly filing with the SEC.

Due Diligence
In October of 2012, GigOptix adopted the tools of the Electronic Industry Citizenship Coalition, Incorporated and Global e-Sustainability Initiative (EICC-GeSI) for conflict minerals.  Our Conflict Minerals Policy was established and published on our company website at www.gigoptix.com.

GigOptix implemented the requirement on our entire supply chain to use the EICC-GeSI template to identify smelter and mining source information for the tin, tantalum, tungsten and gold in the items supplied to GigOptix.  This information is required regardless of whether the supplier is subject to the SEC requirements directly.

We sent 92 letters to our entire Approved Vendors List (AVL) requesting the completed EICC-GeSI template in 2012.  We learned that the conflict mineral reporting process does not apply to many of our vendors that provide services such as test or packaging that does not involve supplying any metals.  We ended up with 58 responses which we combined into our company level reporting.  We used this report, compiled in template Version 1 of the EICC-GeSI Conflict Minerals Reporting template, to respond to our customers which requested information from us.

In June of 2013, GigOptix updated to template Version 2.02.  Version 2.02 enabled the EICC Smelter ID for most smelters to be readily available.  This Smelter ID enables GigOptix to readily determine which smelters are “active” in the EICC-GeSI Conflict-Free Smelter Program (CFSP) and which ones are compliant Conflict-Free Smelters.

Active Smelters & Refiners
Smelters and refiners are identified as Active in the Conflict-Free Smelter Program once they submit a signed Agreement for the Exchange of Confidential Information (AECI) and Auditee Agreement contracts. If a smelter or refiner that has been identified as Active is deemed by the CFSP to not be progressing toward an audit, gap closure, or re-audit for more than 90 days, that smelter or refiner will be removed from the Active list. A company that is unresponsive for 45 days will be removed from the Active list.

Conflict-Free Smelters and Refiners
These lists includes the names, locations and links to conflict minerals policies of all smelters or refiners that are compliant with the relevant Conflict-Free Smelter Program assessment protocols.  There is a separate list for tantalum, tin and tungsten smelters and gold refiners.

In December of 2013, when requested by customers, GigOptix segregated reporting at the product line level for our HX product line.

In January 2014, GigOptix began a complete recycle of the entire process to prepare for the SEC filing of the 2013 reporting period results.  We assembled a team to review the entire AVL, categorize vendors that supply metals and identify vendors by GigOptix product line.  This categorization enabled us to provide complete EICC-GeSI Conflict Minerals Reporting templates to our customers by product line.

100% of the 45 GigOptix vendors that supply metal have responded with completed EICC-GeSI templates by March 2014.  GigOptix compiled all inputs into a company level template using EICC-GeSI Conflict Minerals Reporting template Version 2.03a.

As a result of our due diligence prior to 2015, GigOptix found no DRC conflict minerals in the supply chain, but less than 100% of the smelters and refiners were deemed compliant with the relevant Conflict-Free Smelter Program assessment protocols by the EICC-GeSI.

January 2015 began a new cycle for GigOptix to prepare for the SEC filing of the 2014 reporting period results.  Building off of our prior experience, we assembled the team to again review the AVL.  We eliminated 9 vendors from our list as we did not source from them in 2014.  100% of the 36 GigOptix vendors that supply metal responded with completed EICC-GeSI templates.  GigOptix compiled all inputs into a company level template using EICC-GeSI Conflict Minerals Reporting template Version 3.02.  Upgrading to the latest EICC-GeSI template version (Version 3.02) provided us with the most current information on compliant smelters.  Again we categorized by product line enabling us to provide complete EICC-GeSI Conflict Minerals Reporting templates by product line to our customers that request our information.

As a result of our due diligence conducted in 2015, GigOptix has found no DRC conflict minerals in the supply chain, but less than 100% of the smelters and refiners have been deemed compliant with the relevant Conflict-Free Smelter Program assessment protocols by the EICC-GeSI.

Product Description
Since conflict minerals are necessary to the functionality or production of our products, and less than 100% of the smelters and refiners have been deemed compliant, we are required to provide a description of these products, the facilities used to process the necessary conflict minerals in those products, if known, the country of origin of the necessary conflict mineral in those products, if known, and the efforts to determine the mine or location of origin with the greatest possible specificity.

During this reporting period, we identified the following products that may contain necessary conflict minerals:
•	40Gb/s, 100Gb/s and 400Gb/s Drivers and TIAs for fiber-optic telecommunications and data-communications networks.
•	High performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz.
•	Custom ASIC and Structured ASIC products.

Facilities, country of origin and efforts to determine the mine or location of origin with the greatest possible specificity:

GigOptix required all of our supply chain to report all smelter and mining source information for the tin, tantalum, tungsten and gold in the items supplied to GigOptix.  Since we have a multi-tiered supply chain, this required our vendors to flow the requirement through the chain until each smelter or refiner was identified.

Table 1 below lists the facilities which, to the extent known, processed the necessary conflict minerals in GigOptix products.

Metal	Smelter or Refiner Facility Name
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA

Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery – Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd.
Gold	FSE Novosibirsk Refinery
Gold	Guangdong Jinding Gold Limited
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc Ltd
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.

Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals, LLC
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Rio Tinto Kennecott
Gold	Royal Canadian Mint
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Schloetter Co Ltd
Gold	Schone Edelmetaal
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Shanghai Gold Exchange
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Southern Copper Corporation
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Suzhou Xingrui Noble
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	Tongling nonferrous Metals Group Co.,Ltd
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.
Gold	Yokohama Metal Co Ltd

Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Shanghai Jiangxi Metals Co. Ltd
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Tantalite Resources
Tantalum	Telex
Tantalum	Ulba
Tantalum	Zhuzhou Cement Carbide
Tin	Alpha
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa
Tin	CV Duta Putra Bangka
Tin	CV JusTindo
Tin	CV Makmur Jaya

Tin	CV Nurjanah
Tin	PT Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	EM Vinto
Tin	Fenix Metals
Tin	Minsur
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Guangxi Huaxi Group Co.,Ltd
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jean Goldschmidt International
Tin	Jiangxi Nanshan
Tin	Laibin Huaxi Smelting Co., Ltd
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Metallic Resources Inc
Tin	Metallo Chimique
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Nathan Trotter & Co.,Inc.
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	OMSA
Tin	Operaciones Metalurgica S.A.
Tin	Poongsan Corporation
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Citralogam
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Karimun Mining
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT REFINED BANGKA TIN
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa

Tin	PT Tambang Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	Rui Da Hung
Tin	Soft Metais, Ltda.
Tin	Thaisarco
Tin	Tongding Metal Material Co.,Ltd.
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Tin Company, Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Air Products
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Golden Egret Special Allloy Coop.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hitachi Metals, Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Nanchang Cemented Carbide Limited Liability Company
Tungsten	Ninghua Xingluokeng Tungsten Mine Co., Ltd.
Tungsten	North American Tungsten Corporation Ltd.
Tungsten	Pobedit JSC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd

Countries of origin of the conflict minerals these facilities process are believed to include:  Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Malaysia, Mexico, Mozambique, Namibia, Perú, Poland, Portugal, Russia, Rwanda, Sierra Leone, Spain, Switzerland, Taiwan, Thailand, United States, Zimbabwe

Future Due Diligence Measures
During the reporting period for the calendar year ending December 31, 2015, we are continuing to engage in the activities described above in “Design of Conflict Minerals Program” and “Due Diligence.”  In our efforts to attain a conflict-free supply chain for our products, we intend to continue to contact our suppliers and require our entire supply chain to identify smelter and mining source information for the tin, tantalum, tungsten and gold in the items supplied to GigOptix.